SCOTTISH RE GROUP LIMITED

The undersigned acknowledge(s) receipt of the Proxy Statement of Scottish Re Group Limited (the "Company") relating to the Extraordinary General Meeting of Shareholders (the "Extraordinary General Meeting") and hereby constitute(s) and appoint(s) Michael C. French and Scott E. Willkomm, attorneys and proxies of the undersigned, with full power of substitution and resubstitution to each and with all the powers the undersigned would possess if personally present, to vote for and in the name and place of the undersigned all ordinary shares of the Company held or owned by the undersigned, or standing in the name of the undersigned, at the Extraordinary General Meeting to be held on Thursday, April 7, 2005, commencing at 11:00 a.m. Bermuda time, at the Fairmont Hamilton Princess, 76 Pitts Bay Road, Pembroke, Bermuda, or any adjournment or postponement thereof, upon the matters referred to in the Proxy Statement for the Extraordinary General Meeting as stated below and on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Extraordinary General Meeting or any adjournment or postponement thereof. A majority of said attorneys and proxies present and acting at the Extraordinary General Meeting (or if only one shall be present and act, then that one) shall have, and may exercise, all the powers of all said attorneys and proxies hereunder.

This proxy is being solicited on behalf of the Board of Directors of Scottish Re Group Limited. Unless otherwise specified below or on the reverse side, this proxy will be voted "FOR" the amendments to the Company's Articles of Association and "FOR" the issuance of ordinary shares to investment funds affiliated with the Cypress Group L.L.C. (the "Cypress Entities"). Discretionary authority is hereby conferred as to all other matters that may come before the Extraordinary General Meeting.

Regardless of whether you plan to attend the Extraordinary General Meeting, you can be sure your shares are represented at the Extraordinary General Meeting by promptly returning your proxy in the enclosed envelope.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

Please date and sign on reverse side and return in the enclosed postage-paid envelope.

     1.   APPROVAL of amendments to the Company's Articles of Association.

     2. APPROVAL of the issuance of ordinary shares upon conversion of certain notes which were issued to the Cypress Entities on December 31, 2004 (or upon exercise of certain warrants for which the Notes are exchangeable pursuant to their terms, as applicable).

                            SCOTTISH RE GROUP LIMITED

The Board recommends a vote FOR the following proposals:

(1)  Amendments to the Company's Articles of Association.

                    [_] FOR        [_] AGAINST    [_] ABSTAIN

(2) Isuance of ordinary shares upon conversion of certain notes which were issued to the Cypress Entities on December 31, 2004 (or upon exercise of certain warrants for which the Notes are exchangeable pursuant to their terms, as applicable).

                    [_] FOR        [_] AGAINST    [_] ABSTAIN

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted "FOR" the amendments to the Company's Articles of Association in Proposal 1 and "FOR" the issuance of ordinary shares to the Cypress Entities in Proposal 2.

                    [_]MARK HERE FOR ADDRESS
                    CHANGE AND NOTE AT LEFT


           C. AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTION TO BE EXECUTED

                    IMPORTANT: Whether or not you
                    expect to attend the meeting
                    in person, please date, sign
                    and return this proxy. Please
                    sign exactly as your name
                    appears hereon. Joint owners
                    should each sign. When
                    signing as attorney, executor,
                    administrator, trustee or
                    guardian, please give full
                    title as such.

                                   Date: ___________
                    Signature ______________________
                                   Date: ___________
                    Signature ______________________

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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